                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                          OF FLORIDA STEEL CORPORATION

         I. The name of the Corporation whose Articles of Incorporation are being amended and restated in the following Amended and Restated Articles of Incorporation is FLORIDA STEEL CORPORATION.

         II. The Amended and Restated Articles of Incorporation of Florida Steel Corporation are as follows:

                                    ARTICLE I

                  The name of the Corporation is FLORIDA STEEL CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

                  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which Corporations may be organized under the laws of the State of Florida.

                                   ARTICLE III

                  The Corporate existence of the Corporation commenced on August 24, 1956.

                                   ARTICLE IV

                  The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, each having a par value of one cent ($.01).

                  1. All rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  2. The holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock, or otherwise.

                  3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                    ARTICLE V

         The address of the Corporation's registered office in the State of Florida is 1715 Cleveland Street, City of Tampa, and the name of its registered agent at such address is Marvin F. Hill.

                                   ARTICLE VI

         The number of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Corporation's by-laws.

III. Pursuant to Section 607.1007 of the Florida General Corporation Act, the Articles of Incorporation of Florida Steel Corporation, initially filed with the Department of State of the State of Florida on August 24, 1956 and amended and restated on November 17, 1988, are being amended and restated simultaneously in the Amended and Restated Articles of Incorporation set forth in Section II hereof by (i) deleting from old Article VI thereof the requirement that the Board of Directors consist of at least three members, (ii) deleting in its entirety old Article VII thereof, changing the registered agent and
         (iv) reducing the authorized capital and removing all references to preferred stock. There is no material discrepancy between the Florida Steel Corporation Restated Articles of Incorporation as heretofore filed with the Department of State of the State of Florida and the provisions of the Amended and Restated Articles of Incorporation other than the inclusion of the foregoing amendments.

IV. Pursuant to Sections 607.1003, 607.0704 and 607.1007 of the Florida General Corporation Act, the amendments made hereby simultaneously with restating the Articles of Incorporation of Florida Steel Corporation have been duly adopted by the Board of Directors and by the sole shareholder of Florida Steel Corporation by resolution at a meeting duly held for such purpose on December 21, 1992 and by a unanimous written consent dated December 21, 1992, respectively.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board and Secretary of Florida Steel Corporation have executed the foregoing Amended and Restated Articles of Incorporation on behalf of Florida Steel Corporation on this 21st day of December 1992.

                                      FLORIDA STEEL CORPORATION


                                      By:
                                         --------------------------------------
                                         Koichi Takashima
                                         Chairman of the Board

                                      By:
                                         --------------------------------------
                                         Marvin F. Hill
                                         Secretary

State of New York                   )
                                    )       ss:
County of New York                  )

                  On this day personally appeared before me Koichi Takashima, Chairman of the Board of Florida Steel Corporation, a Florida corporation, and he acknowledged that he executed the foregoing Amended and Restated Articles of Incorporation as such officer for and on behalf of said corporation after having been duly authorized to do so.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st5 day of December, 1992.


                                           ------------------------------------
                                           Notary Public
                                           (Stephen D. Trent)

My commission expires: September 23, 199

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FLORIDA STEEL CORPORATION

         Florida Steel Corporation, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

                  1. The amendment to the existing Articles of Incorporation being effected hereby is to delete Article IV of the Articles of Incorporation and to substitute in its place the following:

             ******************************************************
                                   ARTICLE IV

                  The capital stock of the corporation shall consist of 30,000,000 shares of common stock, with a par value of $.01 per share. There shall be no preemptive rights with respect to such stock. All rights to vote and all voting power shall be vested exclusively in the holders of common stock.

              *****************************************************

                  1. The effect of the amendment is to increase the number of authorized shares of common stock of the Corporation from 1,000 shares to 30,000,000 shares.

                  2. This amendment to the Articles of Incorporation was unanimously approved by the Board of Directors of the Corporation at a meeting held on May 22, 1995 and by the shareholders of the Corporation by a written action signed by all shareholders and dated May 22, 1995.

                  3. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida, all required taxes and fees having been paid.

         IN WITNESS WHEREOF, Florida Steel Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its Chairman of the Board this 22nd day of May, 1995.

                                   FLORIDA STEEL CORPORATION


                                   By:
                                      -----------------------------------------
                                      Phillip E. Casey, Chairman of the Board

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FLORIDA STEEL CORPORATION

         Florida Steel Corporation, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The Articles of Incorporation of the Corporation were filed by the Secretary of State of the State of Florida on August 24, 1956.

         2. The amendment to the existing Articles of Incorporation being effected hereby is to delete in its entirety Article I of the Articles of Incorporation as of the date hereof, and to substitute in its place the Article set forth below.

         3. As amended below, Article I of the Articles of Incorporation has the sole effect of changing the Corporation's name from "Florida Steel Corporation" to "AmeriSteel Corporation." The Amendment to the existing Articles of Incorporation being effected hereby will make no changes in the current capital structure of the Corporation.

         4. This amendment to the Articles of Incorporation was recommended to the shareholders of the corporation by unanimous written action of the board of directors of the corporation on March 27, 1996 and was approved on March 27, 1996 by the stockholders by way of a written action of shareholders of the Corporation having the requisite number of votes to adopt such amendment as required by Section 607.1003, Florida Statutes and in compliance with the requirements, including notice to all other shareholders, of Section 607.0704, Florida Statutes.

         5. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida, all required taxes and fees having been paid, and thereafter the name of the Corporation shall be "AmeriSteel Corporation" and Article I of the Articles of Incorporation of the Corporation shall read as follows:

             ******************************************************
                                    ARTICLE I

                     The name of this corporation shall be:

                             AmeriSteel Corporation

              *****************************************************

         IN WITNESS WHEREOF, Florida Steel Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its Chairman of the Board this 22nd day of March, 1996.

                                     FLORIDA STEEL CORPORATION


                                     By:
                                        ---------------------------------------
                                        Phillip E. Casey, Chairman of the Board

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                             AMERISTEEL CORPORATION


         AMERISTEEL CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is AMERISTEEL CORPORATION and its Document Number with the Florida Department of State is 195537.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation at a meeting thereof on October 16, 1997.

         3. In accordance with Section 607.0704, Florida Statutes: the Amendment was duly adopted and approved by a majority of the shareholders of the Corporation by the execution of one or more written consents effective December 8, 1997, dated and signed by shareholders having the requisite number of votes to vote thereon, such vote was sufficient for approval of the Amendment, such consents described the action taken and were duly and timely delivered to the Corporation by delivery to its corporate secretary, and notice thereof was given to those shareholders who did not consent in writing to the matters approved.

         4. These Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.

         5. Immediately prior to the filing of these Articles of Amendment, the authorized capital stock of the Corporation consists of 30,000,000 shares of common stock ("Old Common Stock"), par value $.01 per share, of which 10,075,304 shares are issued and outstanding. The Amendment causes the authorized capital stock of the Corporation to consist of 100,000,000 shares of Class A Common Stock ("Class A Common Stock"), par value $.01 per share, and 22,000,000 shares of Class B Common Stock ("Class B Common Stock"), par value $.01 per share. Upon the effectiveness of these Articles and the Amendment, each issued and outstanding share of Old Common Stock shall be automatically converted and reclassified into one issued and outstanding share of Class B Common Stock and every option or other right to purchase or otherwise acquire a share of Old Common Stock shall be automatically converted and reclassified into an identical option or other right to purchase or otherwise acquire one share of Class B Common Stock, in each case without any other or further action by or on the part of the Corporation or any other person. Further, every reference to any number of shares of Old Common Stock in any contract, agreement, document or instrument to which the Corporation is a party shall be deemed to be a reference to the same number of shares of Class B Common Stock.

         6.  The Articles of Incorporation are hereby amended by deleting
Article IV thereof, and in its place and stead substituting the following:

                                     * * *


                                   ARTICLE IV

4.1 General. The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Class A Common Stock ("Class A Common Stock"), par value $.01 per share, and 22,000,000 shares of Class B Common Stock ("Class B Common Stock"), par value $.01 per share. Class A Common Stock and Class B Common Stock are together referred to as "Common Stock." Except as otherwise set forth below, the rights, powers, preferences, privileges and limitations of shares of Class A Common Stock and Class B Common Stock shall be identical in all respects.

4.2 Voting Rights. Every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to two votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with all other matters submitted to a vote of shareholders. Except as may be otherwise required by law or by these Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group on all matters submitted to a vote of the holders of Common Stock. Every reference in these Articles of Incorporation or in the Bylaws of the Corporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, are entitled.

4.3 Voluntary Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible at any time at the option of the holder thereof into one share of Class A Common Stock. In connection with any such conversion, the holder of the share or shares of Class B Common Stock to be converted shall surrender to the office of the Corporation, or to such other person as may be designated from time to time by the Corporation, (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Such conversion shall be deemed to have been effected at the close of business on the date when such surrender is made to the Corporation (or, as the case may be, to such other person as may be designated from time to time by the Corporation) of the shares to be converted.

4.4 Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the first date on which the number of shares of Class B Common Stock then owned of record by Kyoei Steel, Ltd. ("Kyoei") and Phillip E. Casey would be entitled to cast fewer than 50% of the aggregate number of votes that would be entitled to be cast by all holders of shares of Common Stock then outstanding at a meeting of such holders. For purposes of these Articles of Incorporation, any reference to Kyoei shall be deemed to include wholly owned subsidiaries of Kyoei.

4.5 Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to these Articles of Incorporation, the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock. Shares of Class A Common Stock have no conversion rights.

4.6 Notice of Automatic Conversion. The Corporation will provide notice of the conversion of shares of Class B Common Stock pursuant to Section 4.4 to holders of record of Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature of the effectiveness of such conversion makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the conversion of the shares of Class B Common Stock. Each such notice shall state, as appropriate, (i) the date upon which such conversion was or shall be effective, (ii) the place or places where certificates for such shares are to be surrendered for conversion, and (iii) that no dividends will be declared on the shares of Class B Common Stock after such conversion date.

4.7 Effect of Conversion. Immediately upon any conversion of one or more shares of Class B Common Stock to Class A Common Stock, the rights of the holders of such share or shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion. As promptly as practicable after the time of conversion, upon the surrender of certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of these Articles of Incorporation. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or the related stock certificates on the conversion of shares of

Class B Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock or the related stock certificates in a name other than that of the registered holder of such converted shares of Class B Common Stock, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.8 Restrictions on Additional Issuances, Etc. Other than pursuant to options or other rights to purchase already outstanding, or pursuant to a stock split, stock dividend or similar transaction effected in accordance with these Articles of Incorporation, from and after the effective date of this provision the Corporation may not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible into, or exchangeable or exercisable for, shares of Class B Common Stock to any person who is not then either a record holder of Class B Common Stock or Kyoei. Shares of Class B Common Stock may not be transferred, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than another record holder of Class B Common Stock or Kyoei. Notwithstanding the foregoing (i) any holder of Class B Common Stock may pledge his, her or its shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee provided that such shares remain subject to the transfer restrictions and that, in the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred as provided above or converted into shares of Class A Common Stock, as the pledgee may elect, and (ii) the foregoing transfer restrictions shall not apply in the case of a merger, consolidation or business combination of the Corporation with or into another corporation in which all of the outstanding shares of Common Stock of the Corporation regardless of class are purchased by the acquiror.

4.9 Dividends. Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation if, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis.

4.10 Reclassification and Merger. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class. In the event the Corporation enters into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock will be exchanged for or changed into either (1) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and Class B Common Stock differ as provided in the Corporation's Articles of Incorporation or (2) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.

4.11 Amendment to Eliminate Class B Common Stock. If at any time there are no shares of Class B Common Stock issued and outstanding and the Corporation would not then be permitted under these Articles of Incorporation to issue any shares of Class B Common Stock, then the Board of Directors of the Corporation, without shareholder action, may adopt and caused to be filed one or more amendments to these Articles of Incorporation to delete any reference to or provision relating to Class B Common Stock as a matter of historical interest, to change the designation or name of Class A Common Stock and to make any appropriate conforming changes to these Articles of Incorporation, including but not limited to changing the numbering or the headings of the provisions hereof.

4.12 No Preemptive Rights. No holder of any share or shares of Common Stock shall have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase any number of such additional shares of Common Stock (or any other class or series of capital stock now or hereafter authorized for issuance by the Corporation) as may be issued by the Corporation from time to time, whether such additional shares are issued for cash, property, services or any other consideration and whether or not such shares are now authorized or are authorized by subsequent amendment to these Articles of Incorporation, nor shall any such holder have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for such shares.

4.13 Dissolution, Liquidation, Etc. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation, if any, available for distribution to shareholders shall be distributed equally on a per share basis to the holders of Common Stock. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

4.14 Payment for Stock. The consideration for the issuance of shares of Common Stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for the Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to the Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of Common Stock shall be fully paid and nonassessable.

4.15 Treasury Stock. The Board of Directors of the Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interests of the Corporation.

                                     * * *


         7. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation as of the 8th day of December, 1997.


                                       AMERISTEEL CORPORATION



                                       By:
                                          -------------------------------------

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                             AMERISTEEL CORPORATION



         AMERISTEEL CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is AMERISTEEL CORPORATION and its Document Number with the Florida Department of State is 195537.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation by the execution of one or more written consents dated February 11, 1998.

         3. In accordance with Section 607.0704, Florida Statutes: the Amendment was duly adopted and approved by a majority of the shareholders of the Corporation by the execution of one or more written consents effective March 11, 1998, dated and signed by shareholders having the requisite number of votes to vote thereon, such vote was sufficient for approval of the Amendment, such consents described the action taken and were duly and timely delivered to the Corporation by delivery to its corporate secretary, and notice thereof was given to those shareholders who did not consent in writing to the matters approved.

         4. These Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.

         6.  The Articles of Incorporation are hereby amended by deleting
Section 4.8 of Article IV thereof, and in its place and stead substituting the following:

                                     * * *

                                   ARTICLE IV

4.8 Restrictions on Additional Issuances, Etc. Other than pursuant to options or other rights to purchase already outstanding, or pursuant to a stock split, stock dividend or similar transaction effected in accordance with these Articles of Incorporation, from and after the effective date of this provision the Corporation may not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible into, or exchangeable or exercisable for, shares of Class B Common Stock to any person who is not then either a record holder of Class B Common Stock, Kyoei, Sumitomo Corporation or a wholly owned subsidiary of Sumitomo Corporation. Shares of Class B Common Stock may not be transferred, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than another record holder of Class B Common Stock, Kyoei, Sumitomo Corporation or a wholly owned subsidiary of Sumitomo Corporation. Notwithstanding the foregoing
(i) any holder of Class B Common Stock may pledge his, her or its shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee provided that such shares remain subject to the transfer restrictions and that, in the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred as provided above or converted into shares of Class A Common Stock, as the pledgee may elect, and (ii) the foregoing transfer restrictions shall not apply in the case of a merger, consolidation or business combination of the Corporation with or into another corporation in which all of the outstanding shares of Common Stock of the Corporation regardless of class are purchased by the acquiror.

                                     * * *

         7. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation as of the ____ day of March, 1998.


                                  AMERISTEEL CORPORATION



                                  By:
                                     ------------------------------------------
                                      Phillip E. Casey, Chief Executive Officer





                                  Page 2 of 2